AT WILL EMPLOYMENT  CONTRACT

This Employment Contract is made by and  between Command Center®, Inc. (hereinafter “we”  or “us”)  and  Dan Jackson                                        (hereinafter “you”)  as of the date indicated below the signature of the last person to sign  this Contract.

1. You are being hired  to fill the capacity of Chief Financial Officer. You hereby accept such employment, upon terms and  conditions set forth in this contract.

2.  Initially, your compensation will be as follows:    $ 185,000.00                    Annual Salary paid  at $ 7,115.38 bi-weekly.

                   $ _______________     Per Hour (hourly employees). In our  unrestricted discretion, we have  the right to change your compensation at any time.

3. In addition, you may be eligible  for the following expense reimbursement to be paid  each  month after the approved expense is incurred.

Meals  and  Entertainment
Office Supplies / Products

4. If at any time during your employment you qualify  for any commissions or incentives, you agree that those incentives or commissions may be changed by us at any time without affecting the other agreements of this Contract. When  your employment is terminated, voluntarily, or involuntarily, you will no longer receive  any additional commissions or incentives, even  if the commission or incentive was  for a period of time prior  to your termination date.

5. Arbitration Clause.  By initialing here / __________________, you and  we agree that any unresolved dispute or controversy arising under or in connection with  this Contract, or the breach of this Contract, or your employment by us, including alleged violations of state or federal statutes, and  including claims of discrimination, sexual  or other harassment, retaliation, wrongful termination, compensation due  or violation of civil rights must be submitted to and  resolved by binding arbitration Any arbitration between us will be administered by the American Arbitration Association under its Employment Arbitration Rules, by one  arbitrator, at the American Arbitration office  nearest the place  of your employment. The award entered by the arbitrator will be final and  binding in all respects, and  judgment on the award may be entered in the Court having jurisdiction. The arbitrator shall not have  the authority to add to, detract from, or modify  any provision or this Contract nor  to award punitive damages to any injured party. Notwithstanding the foregoing, we are entitled to seek injunctive or other equitable relief, as contemplated by Section 12 below, from  any court of competent jurisdiction, without the need to resort to arbitration.

6. You understand that you have  no authority to obligate us to anything or to bind  us to any agreement without prior  written permission.

7. You agree to perform your duties in a careful, dedicated, ethical and  sensible manner. You agree to conduct yourself in a way, which  will be a credit to the company’s character and  interests.

8. You agree to devote your full and  undivided time, energy, knowledge, skill, and  ability to our business during working hours. You also agree not to be employed elsewhere unless first authorized by us in writing.

9. In connection with  your duties, you may have  access  to some or all of our  “Confidential Information” which  includes, but may not be limited to the following:

The ideas, methods, techniques, formats, specifications, procedures, designs, systems, processes, data and software products which  are unique to us;

All of our  customer, marketing, pricing, and  financial information, including the names, addresses and any other information concerning any of our  customers;

All of our  operations, sales  and  training manuals and  materials.

All other information now  in existence or later developed which  is similar to the foregoing; and

All information which  is marked as Confidential, or explained as Confidential, or which  by its nature is Confidential

During  your employment, you agree to protect and  safeguard Confidential Information which  is entrusted to you or to which  you have  access. You agree not to divulge or disclose any Confidential Information to any person, except employees of ours  with a need to know, and  not to use any Confidential Information for your own  benefit. You must tell us if you believe  that any other person has made an unauthorized disclosure of Confidential Information.

10.   All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works  of authorship developed or created by you during the course of performing your work  for us (collectively, the “Work  Product”) shall belong exclusively to us and  shall, to the extent possible, be considered a work  made by you for hire within the meaning of Title 17 of the United States Code.  To the extent the Work Product may not be considered work  made by you for hire for us, you agree to assign, and  automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest that you may have  in such  Work Product. Upon  our  request, you will take such  further actions, including execution and  delivery  of instruments of conveyance, as may be appropriate to give full and  proper effect to such  assignment.

11.   You understand and  agree that the methods employed in our  company will place  you in close business and  personal relationship with  customers. Thus, during the term of the Contract and  for a period of one (1) year immediately following the termination of your employment, for any cause or without cause, so long  as we continue to carry on the same business, you agree that you will not, for any reason whatsoever, directly or indirectly, for yourself or on behalf of, or in conjunction with, any other person(s), company, partnership, corporation or business entity, call upon, divert, influence, solicit,  service or attempt to call, divert, influence, solicit or service any of our  customers or potential customers (prospects) with  whom you had  direct or indirect contact or whom you had  responsibility during your tenure with  us or otherwise assisted us in providing services  to. Additionally, for a period of one  year following the termination of your employment with  our  company, for any cause or without cause, you agree that you will not, for any reason whatsoever, directly or indirectly, for yourself or on behalf of any other person(s), company, partnership, corporation or other business entity, solicit or influence or attempt to solicit or influence any employee of ours  to leave employment with  the company.

12.   You agree that if we believe  that you have  breached the terms of either Sections 9 or 11 of this Contract, that notwithstanding our  agreement to arbitrate disputes arising out of this Contract, we have  the right to seek injunctive or other equitable relief against you in court. You agree that if you breach the terms of either of these sections, we would have  no adequate remedy at law and  are entitled to injunctive relief.

13.   If you have a continuing contractual commitment to a previous employer that is a limitation on your work activities at our company, you must notify us at the start of your employment of this limitation. You agree to conform at all times to the requirements of any such  contractual commitment until that commitment expires.

14.   You and  we agree that any controversy or dispute arising out of or connected with this Contract, including those submitted to arbitration under Section 5 shall be governed by Idaho law. Additionally, you and  we also agree that for any dispute or controversy which  is not subject to arbitration as provided in Section 5 or for which  a court refuses to enforce the arbitration provisions, exclusive jurisdiction and  venue shall be in the state or federal courts in Kootenai County, Idaho. You and  we further agree to submit to the jurisdiction of such courts.

15.   You agree that at any time during or prior to your employment, we may, subject to legal requirements, investigate your background for information which  may be relevant to your employment and/or job performance.

16.   If your employment with us is terminated, you agree to immediately deliver to us all correspondence, letters, manuals, lists, mailing lists, customer lists, cash,  pagers, phones, computers, Confidential Information and any and  all other property, material and  records of any kind concerning our business that you may possess.

17.   Your employment with us is on an “AT WILL” basis. You may terminate your employment at any time, for any reason, with or without notice. We also may terminate your employment at any time, forany reason, or no reason, with or without notice. No person  employed by us is authorized to alter the “at will” nature of your employment.

18.   Any other promises or other communications made by us or by you are not to be deemed as binding unless they are set forth in this Contract. This Contract represents the entire agreement between us and replaces any prior agreements.

IN WITNESS WHEREOF, the parties have executed this contract and its terms as of the day and month first set forth above.

Signature	Title	Date

COMMAND CENTER REPRESENTATIVE NAME (Please Print)
/s/ Glenn Welstad	President	Date: 4/19/12
COMMAND CENTER REPRESENTATIVE SIGNATURE

/s/ Dan Jackson	Title	Date: 4/19/12
EMPLOYEE NAME (Please Print)

/s/ Dan Jackson
EMPLOYEE SIGNATURE